SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  ------------


                                    Form 8-K
              CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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                       January 14, 1998 (January 7, 1998)
               (Date of Report (date of earliest event reported))


                               Cendant Corporation
             (Exact name of Registrant as specified in its charter)


         Delaware                         1-10308                  06-0918165
 (State or other jurisdiction         (Commission File No.     (I.R.S. Employer
of incorporation or organization)   Identification Number)

         6 Sylvan Way
     Parsippany, New Jersey                                              07054
(Address of principal executive office)                               (Zip Code)





                                 (973) 428-9700
              (Registrant's telephone number, including area code)



                                      None
       (Former name, former address and former fiscal year, if applicable)

Item 5.        Other Events

On January 7, 1998, Cendant Corporation (the "Company") completed the acquisition of Jackson Hewitt, Inc. ("Jackson Hewitt") for approximately $480 million in cash, or $68 per share of common stock of Jackson Hewitt, Inc.
Jackson Hewitt is the second largest tax preparation service system in the United States with locations in 41 states. Jackson Hewitt franchises a system of approximately 2,050 offices that specialize in computerized preparation of federal and state individual income tax returns. The information set forth in the press releases attached hereto as Exhibits 99.1 and 99.2 are incorporated herein by reference in their entirety.



Item 7.        Exhibits

Exhibit
   No.         Description

99.1 Press Release: Cendant Completes Acquisition of Jackson Hewitt Inc. for $480 million in Cash dated January 8, 1998.

99.2 Press Release: Cendant Corporation Completes Tender Offer for Jackson Hewitt Inc. dated January 6, 1998.

                                    SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   CENDANT CORPORATION



                                   By:  /s/     James E. Buckman
                                               James E. Buckman
                                               Senior Executive Vice President
                                               and General Counsel


Date: January 14, 1998

                                HFS INCORPORATED
                           CURRENT REPORT ON FORM 8-K
                 Report Dated January 14, 1998 (January 7, 1998)


                                  EXHIBIT INDEX


Exhibit No.       Description

99.1 Press Release: Cendant Completes Acquisition of Jackson Hewitt Inc. for $480 million in Cash dated January 8, 1998.

99.2 Press Release: Cendant Corporation Completes Tender Offer for Jackson Hewitt Inc. dated January 6, 1998.